EXHIBIT 4.1

WADDELL & REED FINANCIAL, INC.

(a Delaware corporation)

$200,000,000

5.60% Notes due 2011

SECOND SUPPLEMENTAL INDENTURE

Dated as of January 13, 2006

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
As Trustee

SECOND SUPPLEMENTAL INDENTURE dated as of January 13, 2006 (“Supplemental Indenture”), to the Indenture dated as of January 18, 2001 (as supplemented, the “Indenture”), by and among WADDELL & REED FINANCIAL, INC., a Delaware corporation (the “Company”), and J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION (as successor to Chase Manhattan Trust Company, National Association), as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes (as defined below):

WHEREAS, the Company and the Trustee have duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of senior debt securities (the “Securities”) to be issued in one or more series as in the Indenture provided;

WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 5.60% Notes due 2011 in the aggregate principal amount of $200,000,000, substantially in the form attached hereto as Exhibit A (the “Notes”), on the terms set forth herein;

WHEREAS, Sections 3.1 and 9.1 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee for such purpose provided certain conditions are met;

WHEREAS, the Company hereby certifies that the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

NOW, THEREFORE:

In consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE I

Scope of Supplemental Indenture; General

This Supplemental Indenture supplements and, to the extent inconsistent therewith, replaces the provisions of the Indenture, to which provisions reference is hereby made.

The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall initially be in aggregate principal amount of $200,000,000, which amount may be increased pursuant to an Officers’ Certificate in accordance with the Indenture and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled “5.60% Notes due 2011.” The Notes shall be in the form of Exhibit A hereto. If required, the Notes may bear an appropriate legend regarding original issue discount for federal income tax purposes.

In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Supplemental Indenture subsequent to the Issue Date (such Notes, “Additional Securities”), the Company shall use its best efforts to obtain the same “CUSIP” number for such Notes as is printed on the Notes Outstanding at such time; provided, however, that if any series of Notes issued under this Supplemental Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee, to be a different class of security than the Notes Outstanding at such time for federal income tax purposes, the Company may obtain a “CUSIP” number for such Notes that is different than the “CUSIP” number printed on the Notes then Outstanding. Notwithstanding the foregoing, all Notes issued under this Supplemental Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

ARTICLE II

Certain Definitions

The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture, the terms defined herein will govern.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Debt” means with respect to the Company at any date, without duplication, obligations (other than nonrecourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Event of Default” means any event or condition specified as such in Section 4.1 hereof.

“Holder” means the Person in whose name a Note is registered in the books of the Securities Registrar for the Notes.

“Issue Date” means the date on which the Notes are originally issued under the Indenture.

“Trustee” means the party named as such above until a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

ARTICLE III

Covenants

Section 3.1                                      Reports to Holders of Notes.  The Company shall file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall file with the Trustee after it files them with the Commission and make generally available to each Holder of record of Notes such reports, information and documents within 15 days after it files them with the Commission. If the Company is no longer subject to these periodic requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the Trustee and mail such reports to each Holder of Notes as if it were subject to such reporting requirements.

ARTICLE IV

Remedies

Section 4.1                                      Events of Default.

“Event of Default” means any one or more of the following events:

(i)                                     the failure by the Company to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(ii)                                  the failure by the Company to pay the principal of any Note when the same becomes due and payable at Maturity or any Make-Whole Amount payable upon redemption of any Note;

(iii)                               the failure by the Company to comply with any of its covenants or warranties in, or provisions of, the Notes or the Indenture and such failure continues for the period and after the notice specified below;

(iv)                              (1) the failure of the Company to make any payment by the end of any applicable grace period after Maturity of Debt in an amount (taken together with amounts in clause (2) of this Section 4.1(iv)) in excess of $20,000,000 and continuance of such failure, or (2) the acceleration of Debt in an amount (taken together with amounts in clause (1) of this Section 4.1(iv)) in excess of $20,000,000 because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of (1) or (2) above, for a period of 30 days after receipt by the Company of a Notice of Default;

(v)                                 the Company, pursuant to or within the meaning of any Bankruptcy Law:

(A)                              commences a voluntary case;

(B)                                consents to the entry of an order for relief against it in an involuntary case;

(C)                                consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D)                               makes a general assignment for the benefit of its creditors; or

(vi)                              a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                              is for relief against the Company as debtor in an involuntary case;

(B)                                appoints a Custodian of the Company for all or substantially all of the property of the Company; or

(C)                                orders the liquidation of the Company;

and the order or decree remains unstayed and in effect for 60 days.

A Default as described in subclause (iii) above will not be deemed an Event of Default until the Trustee, if indemnified as provided in Section 6.3(5) of the Indenture, notifies the Company, or the Holders of not less than 25% in aggregate principal amount at Maturity of the then Outstanding Notes notify the Company and the Trustee, of the Default and the Company fails to cure such Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases.

If an Event of Default (other than an Event of Default with respect to the Company resulting from subclauses (v) or (vi) above), shall have occurred and be continuing under the Indenture, the Trustee, if indemnified as provided in Section 6.3(5) of the Indenture, by notice to the Company, or the Holders of not less than 25% in aggregate principal amount at Maturity of the Notes then Outstanding by notice to the Company and the Trustee, may declare all Notes, plus all accrued and unpaid interest, to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes will be due and payable immediately. If an Event of Default with respect to the Company specified in subclauses (v) or (vi) above occurs, such an amount will automatically become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder.

Section 4.2                                      Waiver of Defaults by Majority of Noteholders.  The Holders of a majority in aggregate principal amount at Maturity of the Notes then Outstanding by written notice to the Trustee and the Company may waive any Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) under the Indenture. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture. Holders of a majority in aggregate principal amount at Maturity of the then Outstanding Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest on the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

Section 4.3                                      Direction of Proceedings.  The Holders may not enforce the provisions of the Indenture and the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount at Maturity of the Notes then Outstanding may direct the Trustee, if indemnified as provided in Section 6.3(5) of the Indenture, in its exercise of any trust or power; provided, however, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal or interest on the Notes) if the Trustee determines that withholding such notice is in the Holders’ interest.

Section 4.4                                      Notice of Defaults.  The Company is required to deliver to the Trustee an annual statement regarding compliance with the Indenture, and include in such statement, if any officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company is required to deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default.

ARTICLE V

The Notes

Section 5.1                                      Book Entry, Delivery and Form.

The Notes will be issued in the form of a fully registered Global Note (the “Global Note”). The Global Note will be deposited on or about the Issue Date with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”).

So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole owner or holder of such Notes Outstanding under the Indenture for all purposes. Except as provided in Section 6.2 below, owners of Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form, and will not be considered the Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder, or giving of notices and enforcement of remedies. As a result, the ability of a Person having a beneficial interest in Notes represented by the Global Note to pledge such interest to Persons or entities that do not participate in DTC’s system or to otherwise take actions in respect of such interest may be affected by the lack of a physical certificate evidencing such interest.

Neither the Company, the Trustee, the Paying Agent nor the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of the Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

Payments in respect of the principal, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the Persons in whose names the Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest).

As long as the Notes are represented by a Global Note, DTC’s nominee will be the holder of the Notes and therefore will be the only entity that can exercise a right to repayment or repurchase of the Notes. Notice by participants or indirect participants of DTC of the exercise of the option to elect repayment of beneficial interests in Notes represented by a Global Note must be transmitted to DTC in accordance with its procedures on a form required by DTC and provided to participants. In order to ensure that DTC’s nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or the participant or indirect participant through which it holds an interest in such Note to notify DTC of its desire to exercise a right to repayment. Each beneficial owner should consult the broker or other participant or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to DTC. The Trustee and the Company will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

Section 5.2                                      Certificated Notes.

If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of certificated Notes under the Indenture, or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in the form of certificated Notes will be issued to each Person that such Global Note Holder and DTC identify as the beneficial owner of the related Notes.

Neither the Company nor the Trustee shall be liable for any delay by the related Global Note Holder or DTC in identifying the beneficial owners of Notes and each such Person may conclusively rely on, and shall be protected in relying on, instructions from the Global Note

Holder or of DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

Section 5.3                                      Same-Day Settlement and Payment.

The payments in respect of the Notes (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder.

Section 5.4                                      Transfer and Exchange.

A holder may transfer or exchange the Notes in accordance with the procedures set forth in the Indenture. The Securities Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture.

The registered Holder of a Note will be treated as the owner of it for all purposes.

ARTICLE VI

Section 6.1                                      Form of Trustee’s Certificate of Authentication.

Notwithstanding anything contained in the Indenture, the Trustee’s certificate of authentication with respect to the Global Note shall be in substantially the following form:

J. P. Morgan Trust Company,
National Association, as Trustee,
certifies that this is the Global
Note referred to in the
within-mentioned Indenture.

By:
Authorized Signatory

Date:

ARTICLE VII

Miscellaneous

Section 7.1                                      Governing Law.  This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 7.2                                      No Adverse Interpretation of other Agreements.  This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 7.3                                      No Recourse Against Others.  All liability described in paragraph 11 of the Global Note of any director, officer, employee or stockholder, as such, of the Company is waived and released.

Section 7.4                                      Successors and Assigns.  All covenants and agreements of the Company in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

Section 7.5                                      Duplicate Originals.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 7.6                                      Severability.  In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.

Section 7.7                                      Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.  The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture.  All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

WADDELL & REED FINANCIAL, INC.

By:
		Name:	Daniel P. Connealy
		Title:	Senior Vice President and
Chief Financial Officer

J. P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION, as Trustee

By:
Name:	George N. Reaves
Title:	Vice President

EXHIBIT A

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS GLOBAL NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS GLOBAL NOTE (OTHER THAN A TRANSFER OF THIS GLOBAL NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1	CUSIP No.: 930059AB6

5.60% Notes due 2011

WADDELL & REED FINANCIAL, INC.
A DELAWARE CORPORATION

Waddell & Reed Financial, Inc. (the “Company”) promises to pay to CEDE & CO. or registered assigns the principal sum of TWO HUNDRED MILLION DOLLARS on January 15, 2011 and to pay interest on the principal Outstanding amount hereof on January 15 and July 15, commencing July 15, 2006, through but not including January 15, 2011.

All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture by and between the Company and J. P. Morgan Trust Company, National Association (as successor to Chase Manhattan Trust Company, National Association), as Trustee (the “Trustee”) dated as of January 18, 2001, as supplemented by the Second Supplemental Indenture dated as of January 13, 2006, between the Company and the Trustee (collectively, the “Indenture”).

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The provisions of this Security are continued on the attached “Terms of Notes” set forth on the other side of this Security.

WADDELL & REED FINANCIAL, INC.

By:
		Name:	Daniel P. Connealy
		Title:	Senior Vice President and
Chief Financial Officer

Attest:

By:
Name:	Daniel C. Schulte
Title:	Senior Vice President and
General Counsel

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

J. P. Morgan Trust Company,
National Association, as Trustee,
certifies that this is the
Global Note referred to in the
within-mentioned Indenture.

By:
Authorized Signatory

Date:  January 13, 2006

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Terms of Notes

WADDELL & REED FINANCIAL, INC.

5.60% Notes due 2011

1.                                       Interest.

WADDELL & REED FINANCIAL, INC. (the “Company”), a Delaware corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on January 15 and July 15 of each year, commencing on July 15, 2006, until the principal is paid or made available for payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment.

The Company will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the Persons who are registered Holders of Notes at the close of business on the January 1 and July 1 immediately preceding the interest payment date (the “Record Date”). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (i) by check mailed to the Holder at such address as shall appear in the Security Register or (ii) by transfer to an account maintained by the Person entitled thereto; provided that proper written transfer instructions have been received by the relevant record date.

3.                                       Paying Agent and Registrar.

Initially, J. P. Morgan Trust Company, National Association (the “Trustee”) will act as Paying Agent and Securities Registrar. The Company may change or appoint any Paying Agent, Securities Registrar or co-Securities Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Securities Registrar or co- Securities Registrar.

The Company issued the Notes under a Second Supplemental Indenture dated as of January 13, 2006 to the Indenture dated January 18, 2001, between the Company and the Trustee (as supplemented, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of them. Capitalized terms not defined herein have the meanings given to those terms in the Indenture.

The Notes are unsecured and unsubordinated obligations of the Company ranking equally with all other unsecured and unsubordinated indebtedness of the Company from time to time Outstanding.  The Company will furnish to any Holder upon written request and without charge

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a copy of the Indenture.  Requests may be made to: Waddell & Reed Financial, Inc., 6300 Lamar Avenue, Overland Park, Kansas 66202, Attention: Chief Financial Officer.

4.                                       Redemption.

The Company may redeem the Notes at any time in whole or from time to time in part at a Redemption Price equal to the sum of 100% of the aggregate principal amount of the Notes being redeemed, plus accrued but unpaid interest on those Notes to the Redemption Date, plus the Make-Whole Amount, if any, as defined below. The Company will, however, pay the interest installment due on any Interest Payment Date that occurs on or before a Redemption Date to the registered Holders of Notes as of the close of business on the Record Date immediately preceding that Interest Payment Date.

If the Company has given notice as provided in the Indenture and made funds available for the redemption of any Notes called for redemption on the Redemption Date referred to in that notice, those Notes will cease to bear interest on that Redemption Date and the only right of Holders of those Notes will be to receive payment of the Redemption Price.

The Company will give notice of any redemption of any Notes to Holders of Notes to be redeemed at their addresses, as shown in the Security Register for the Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the aggregate principal amount of the Notes to be redeemed.

If the Company chooses to redeem less than all of the Notes, it will notify the Trustee at least 45 days before giving notice of redemption, or such shorter period as is satisfactory to the Trustee, of the aggregate principal amount of the Notes to be redeemed and the applicable Redemption Date and the Redemption Price.  Such notice from the Company to the Trustee shall separately state the Make-Whole Amount, and provide the basis of computation of the Make-Whole Amount in reasonable detail. The Trustee will select, in the manner it deems fair and appropriate, the Notes to be redeemed in part, unless the Notes are held by DTC as Global Note Holder, in which case selection of such Notes will be made by DTC in accordance with its standard procedures.

As used in this Note:

“Make-Whole Amount” means, in connection with any optional redemption, the excess, if any, of (a) the aggregate present value as of the Redemption Date of each dollar of principal being redeemed and the amount of interest, exclusive of interest accrued to the Redemption Date, that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate, determined on the third Business Day preceding the date notice of such redemption is given, from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the Redemption Date, over (b) the aggregate principal amount of the Notes being redeemed.

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“Reinvestment Rate” means 0.20% plus the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity, rounded to the nearest month, corresponding to the remaining life to Maturity, as of the payment date of the principal amount of the Notes being redeemed. If no maturity exactly corresponds to such Maturity, yields for the two published maturities most closely corresponding to such Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Company.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any required determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

5.                                       Denominations, Transfer, Exchange.

The Notes are in registered form only without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes by presentation of such Notes to the Securities Registrar or a co- Securities Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Securities Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

6.                                       Persons Deemed Owners.

The registered Holder of this Note shall be treated as the owner of it for all purposes.

7.                                       Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for a period ending on the earlier of the date that is ten Business Days prior to the date such money would escheat to the State or two years after such principal or interest has become due and payable, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another Person.

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8.                                       Amendment, Supplement, Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount at Maturity of the Notes then Outstanding, and any existing Default under, or compliance with any provision of the Indenture may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount at Maturity of the Notes then Outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; or to make any change that does not adversely affect the legal rights of any Holder.

Without the consent of each Holder affected, the Company and the Trustee may not:

(1)                                  change the Stated Maturity of any Note;

(2)                                  reduce the principal amount of any Note;

(3)                                  reduce the amount of principal amount of an Original Issue Discount Security;

(4)                                  reduce the rate of interest on, or any Make-Whole Amount payable upon redemption of, any Note;

(5)                                  change any Place of Payment where any Note or interest thereon is payable, or make any Note payable in money other than the currency of the United States of America;

(6)                                  impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity date with respect to the Notes;

(7)                                  reduce the percentage in principal amount of Outstanding Notes, the consent of whose Holders is required for any modification, amendment or any waiver of the terms of the Notes and the Indenture; or

(8)                                  modify the ranking of the Notes.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

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9.                                       Successor Substituted.

When a successor assumes all the obligations of its predecessor under the Notes and in accordance with the Indenture, the successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes and the Indenture with the same effect as if such successor had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor shall be relieved of all obligations and covenants under the Notes and the Indenture.

10.                                 Trustee Dealings With Company.

J. P. Morgan Trust Company, National Association, the Trustee under the Indenture, in its individual or any other capacity, or any of its affiliates, may make loans to, accept deposits from and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

11.                                 No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

12.                                 Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication immediately below the Company’s execution of this Note.

13.                                 Governing Law.

The Notes and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

14.                                 Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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